Exhibit 10.3

EXECUTION COPY

AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT

THIS AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT (such agreement as amended, modified, waived, supplemented or restated from time to time, the “Agreement”), dated as of June 13, 2003 by and among AMERICAN CAPITAL STRATEGIES, LTD., as the seller (together with its successors and assigns in such capacity, the “Seller”), a Delaware corporation, ACS FUNDING TRUST I, as the buyer (together with its successors and assigns in such capacity, the “Buyer”), and WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION (“Wells Fargo”), as the escrow agent (together with its successors and assigns in such capacity, the “Escrow Agent”).  Capitalized terms used but not defined herein shall have the meanings given to such terms in the Purchase Agreement (as defined below) and the principles of interpretation set forth therein.

W I T N E S S E T H

WHEREAS, concurrently with the execution of this Agreement, the Seller is entering into the Amended and Restated Purchase and Sale Agreement, dated as of June 13, 2003 by and between the Buyer and the Seller (such agreement as amended, modified, waived, supplemented or restated from time to time, the “Purchase Agreement”), pursuant to which the Seller has agreed to sell, transfer, assign and set over and otherwise convey to the Buyer, from time to time, certain Loans and the Related Property, Loan Documents, Supplemental Interests, Collections, interest and Proceeds related thereto;

WHEREAS, the Seller has agreed to grant to the Buyer a first priority perfected security interest in such Pledged Supplemental Interests (defined below) to secure the Seller’s Secured Obligations;

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Seller hereby covenants and agrees as follows:

Section 1.                                          Grant of Security.  The Seller hereby pledges and assigns to the Buyer, as security for the Secured Obligations (as defined below), all of the Seller’s right, title and interest in and to, whether now existing and/or hereafter arising and/or acquired, in any Supplemental Interests related to any Purchased Assets sold to the Buyer under the Purchase Agreement on a Purchase Date prior to the Closing Date (collectively, the “Pledged Supplemental Interests”), all investment property (as such term is defined in Article 9 of the UCC) relating to or arising out of such Pledged Supplemental Interests and all proceeds of the foregoing (collectively, the “Collateral”).

Section 2.                                          Continuing Security Interest; Pledge Termination Date.  This Agreement hereby creates a continuing security interest in the Collateral and shall (i) remain in full force and effect until the Collection Date under (and as defined in) the Amended and Restated Loan Funding and Servicing Agreement, dated as of the date hereof (such agreement as amended, modified, waived, supplemented or restated from time to time, the “Loan Funding

Agreement”) between and among the Buyer, as the borrower, the Seller, as the servicer, Variable Funding Capital Corporation, as the conduit lender, Wachovia Securities, LLC, as the deal agent, Wachovia Bank, National Association, as the swingline lender, and Wells Fargo, as collateral custodian and as backup servicer; (ii) be binding upon the Seller, its successors and assigns, and (iii) inure to the benefit of the Buyer and its successors, transferees and assigns.  Upon the Collection Date, the security interest granted hereby shall terminate.

Section 3.                                          Secured Obligations.  This Agreement is made and the security interest created hereby is granted to the Buyer to secure the full and punctual performance of all of the Seller’s Secured Obligations.  “Secured Obligations” shall mean the obligations, representations, agreements, covenants and warranties on the part of the Seller under the Transaction Documents.

Section 4.                                          Delivery of Pledged Supplemental Interests.  Prior to the Collection Date, such certificates or instruments shall be held by the Escrow Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Escrow Agent and the Buyer.  All such certificate or instruments shall be indorsed only to the Escrow Agent or in blank.  In connection with the certificates and instruments evidencing the Pledged Supplemental Interests delivered to the Escrow Agent:  (i) the Escrow Agent shall act as a “securities intermediary” (as defined in Article 8 of the UCC) for the Buyer, (ii) the Pledged Supplemental Interests and the certificates and/or instruments evidencing the same shall be treated as “financial assets” (as defined in and governed by Article 8 of the UCC), (iii) the Escrow Agent, as such securities intermediary, shall establish and maintain on its records an account in the name of the Buyer which shall be a “securities account” (as defined in Article 8 of the UCC) to which the Escrow Agent by book entry shall credit the Pledged Supplemental Interests delivered to the Escrow Agent as described above, (iv) the Escrow Agent shall comply with “entitlement orders” (as defined in Article 8 of the UCC) originated by the Buyer without further consent of the Seller or any other party and shall not comply with entitlement orders issued by the Buyer or any other party and (v) the Escrow Agent waives and agrees not to assert or claim any interest, lien or other rights in or to the Collateral.

If and to the extent of the certificates or instruments evidencing the Pledged Supplemental Interests are not indorsed to the Escrow Agent or in blank and/or are not credited to a securities account maintained by the Escrow Agent, the Escrow Agent agrees and acknowledges that it is holding and will hold possession of such certificates and instruments for the benefit of the Buyer as the agent of and bailee for the Buyer.

Section 5.                                          Representation and Warranties.

The Seller hereby represents and warrants as follows:

(a)                                  Organization and Good Standing.  The Seller is a corporation duly organized and validly existing in good standing under the laws of the jurisdiction of its formation and has full corporate power, authority and legal right to own its properties and conduct its business as such properties are presently owned and as such business is presently conducted and to execute, deliver and perform its obligations under this Agreement and each other document or instrument to be delivered by the Seller hereunder.

(b)                                 Due Qualification.  The Seller is duly qualified to do business and is in good standing as a foreign corporation (or is exempt from such requirements), and has obtained all necessary licenses and approvals, in each jurisdiction in which failure to so qualify or to obtain such licenses and approvals would have a Material Adverse Effect on its ability to perform its obligations hereunder.

(c)                                  Due Authorization.  The execution and delivery of this Agreement, and the consummation of the transactions provided for herein and therein have been duly authorized by the Seller by all necessary corporate action on the part of the Seller.

(d)                                 No Conflict.  The execution and delivery of this Agreement, the performance of the transactions contemplated hereby and the fulfillment of the terms hereof, will not conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any material indenture, contract, agreement, mortgage, deed of trust, or other instrument to which the Seller is a party or by which it or any of its property is bound.

(e)                                  No Violation.  The execution and delivery of this Agreement, the performance of the transactions contemplated hereby and the fulfillment of the terms hereof will not conflict with or violate, in any material respect, any Applicable Law.

(f)                                    No Proceedings.  There are no proceedings or investigations pending or, to the best knowledge of the Seller, threatened against the Seller before any Governmental Authority (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, or (iii) seeking any determination or ruling that could reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), operations, performance or prospects of the Seller.

(g)                                 All Consents Required.  All approvals, authorizations, consents, orders or other actions of any Person or of any Governmental Authority required in connection with the execution and delivery of this Agreement, the performance of the transactions contemplated by this Agreement and the fulfillment of or terms hereof, have been obtained.

(h)                                 Not an Investment Company.  The Seller is an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “1940 Act”), that has elected to be regulated as a business development company under the 1940 Act.

(i)                                     Other Names.  The legal name of the Seller is as set forth in this Agreement and within the preceding five years the Seller has not used, and the Seller currently does not use, any tradenames, fictitious names, assumed names or “doing business as” names.

(j)                                     Taxes.  The Seller has filed or caused to be filed all tax returns which, to its knowledge, are required to be filed and has paid all taxes shown to be due and payable on such returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any amount of tax due the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with generally accepted accounting principles have been provided on the books of the Seller); no tax lien has been filed and, to the Seller’s knowledge, no claim is being asserted, with respect to any such tax, fee or other charge.

(k)                                  Place of Business.  The principal executive offices of the Seller are at 2 Bethesda Metro Center, 14th Floor, Bethesda, Maryland 20814.

(l)                                     No Liens.  The Seller, is, and at the time of delivery of any Pledged Supplemental Interests pursuant to this Agreement will be, the legal and beneficial owner of such Pledged Supplemental Interests free and clear of any lien, security interest or encumbrance whatsoever except for the lien and security interest created by this Agreement.  No effective financing statement or other instrument similar in effect covering any of the Pledged Supplemental Interests shall at any time be on file in any recording office, except such as may be filed in favor of the Buyer, pursuant to this Agreement.

(m)                               Security Interest.  Pursuant to Section 1 hereof, the Seller has granted a security interest (as defined in the UCC) to the Buyer in the Pledged Supplemental Interests, which is enforceable in accordance with the UCC upon execution and delivery of this Agreement.  Upon delivery of the Pledged Supplemental Interests to the Escrow Agent and assuming the Escrow Agent obtains and maintains “control” (within the meaning of the UCC), the Seller shall have validly granted to the Buyer a first priority perfected security interest in the Pledged Supplemental Interests.  All filings (including, without limitation, such UCC filings) and other actions as are necessary in any jurisdiction to perfect the interest of the Buyer, in the Pledged Supplemental Interests have been (or prior to the execution of this Agreement will be) made.

(n)                                 Margin Stock.  The Pledged Supplemental Interests are not “margin stock” (as defined in Regulation U of the Federal Reserve Board), and the pledge of the Pledged Supplemental Interests pursuant to this Agreement does not violate Regulation T, U or X of the Federal Reserve Board or Section 7 of the Securities Exchange Act of 1934, as amended.

(o)                                 Accuracy of Representations and Warranties.  Each representation or warranty by the Seller contained herein or in any certificate or other document furnished by the Seller pursuant hereto or in connection herewith is true and correct in all material respects.

(p)                                 Pledged Supplemental Interests.  No Pledged Supplemental Interest constitutes a “margin security,” as such term is defined in Regulation U of the Federal Reserve Board as now and from time to time hereafter in effect.

The representations and warranties set forth in this Section 5 shall survive the grant of security interest in the Pledged Supplemental Interests to the Buyer.  Upon discovery by the Buyer or the Seller of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice thereof to the other immediately upon obtaining knowledge of such breach.

Section 6.                                          Covenants of the Seller.

(a)                                  Transfers and other Liens.  The Seller shall not (i) sell, assign or otherwise dispose of any of the Collateral, except to or in favor of the Buyer and except as otherwise provided herein, or (ii) create or suffer to exist any lien upon or with respect to any of the Collateral except for the security interest granted pursuant to this Agreement.

(b)                                 Further Assurances.  The Seller agrees that at any time and from time to time, at the expense of the Seller, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or that the Escrow Agent or the Buyer, may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Escrow Agent or the Buyer, to exercise and enforce its rights and remedies hereunder with respect to the Collateral.

(c)                                  Additional Pledged Supplemental Interests.  The Seller further agrees that it will promptly (and in any event within five (5) Business Days following any Purchase Date prior to the Approval Date) deliver to the Escrow Agent all Supplemental Interests, if any, related to the Purchased Assets sold to the Buyer under the Purchase Agreement on such Purchase Date, and take all other actions as may be reasonably necessary or requested by the Escrow Agent or the Buyer in order to protect and perfect the security interest granted hereby in such Supplemental Interests to the Buyer.  The Seller hereby agrees that all Supplemental Interests so delivered to the Escrow Agent after the date of this Agreement shall for all purposes hereunder be considered Pledged Supplemental Interests.

Section 7.                                          Remedies.  If the Seller shall fail to perform any Secured Obligation, the Buyer or its transferee or assignee may exercise from time to time any and all rights and remedies available to it as a secured party on default (under the UCC in the relevant jurisdiction(s)) with respect to the Collateral.

Section 8.                                          Security Interest Absolute.  All rights of the Escrow Agent and the Buyer, and the security interest granted hereunder, and all of the obligations of the Seller hereunder, shall be absolute and unconditional, irrespective of:

(a)                                  any lack of validity or enforceability of the Purchase Agreement or other agreement or instrument relating thereto;

(b)                                 any change in any term of all or any of the obligations of the Seller under the Purchase Agreement, or any other amendment or waiver of or any consent to any departure from any provision of the Purchase Agreement; or

(c)                                  any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Seller or any third party.

Section 9.                                          Escrow Agent.  The Escrow Agent shall be obligated, and shall have the right hereunder to make demands, to give notices, to exercise or refrain from existing any rights, and to take or refrain from taking action solely in accordance with this Agreement.  The Escrow Agent may not resign, or be removed, except in accordance with the provisions of Sections 7.10 and 7.21 of the Loan Funding Agreement.  Upon the acceptance of any appointment as a Escrow Agent by a successor Escrow Agent by execution of an instrument accepting the same and all obligations of a Escrow Agent hereunder, that successor Escrow Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the predecessor Escrow Agent under this Agreement, and the predecessor Escrow Agent shall thereupon be discharged from its duties and obligations under this Agreement.  After any predecessor Escrow Agent’s resignation or removal, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was Escrow Agent.  Upon its resignation, any Escrow Agent shall be entitled to payment by the Seller of all reasonable expenses incurred by it in acting as Escrow Agent hereunder.  The Seller agrees to execute and deliver to any successor Escrow Agent appointed hereunder all such documents as may be necessary to preserve and protect the rights of the Buyer.  Any corporation into which the Escrow Agent may be merged or with which it may be consolidated or converted, or to which substantially all of its corporate trust business may be transferred, shall automatically succeed to all of the rights and obligations of its predecessor and shall become the Escrow Agent hereunder without further action on the part of any of the parties hereto.  For the purposes of this Agreement, the “jurisdiction” of the Escrow Agent with respect to matters governed by the UCC shall be the State of Minnesota.

Section 10.                                   Indemnification.  The Seller hereby agrees to indemnify Escrow Agent, and the Buyer (collectively, the “Indemnified Parties”) for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Indemnified Parties arising out of this Agreement or the pledge of the Pledged Supplemental Interests pursuant to the Purchase Agreement; provided, however, that the Seller shall not be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of such Indemnified Party.

Section 11.                                   Directions to Escrow Agent.  The Escrow Agent shall take any action specified in Section 7 hereof only when so requested in writing by the Buyer or its assignee.  In the absence of such direction, the Escrow Agent will administer the Pledged Supplemental Interests and take such action with respect thereto as it deems to be in the best interest of the Buyer.

Section 12.                                   Amendments.  This Agreement and the rights and obligations of the parties hereunder may not be amended, waived or changed orally, but only with written consent of the Buyer and the Deal Agent.

Section 13.                                   Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.  EACH OF THE PARTIES HERETO HEREBY AGREES TO THE JURISDICTION OF ANY FEDERAL COURT LOCATED WITHIN THE STATE OF NEW YORK.  EACH OF THE PARTIES HERETO HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.

Section 14.                                   Notices.  All demands, notices and communications hereunder shall be in writing and addressed or delivered to each party at its address set forth under its name on the signature pages hereof.

Section 15.                                   Expenses.  The Seller will pay upon demand to the Escrow Agent the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that the Escrow Agent may incur in connection with (a) the administration of this Agreement, (b) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Supplemental Interests, (c) the exercise or enforcement of any of the rights of the Escrow Agent or the Buyer, or (d) the failure of the Seller to perform or observe any of the provisions hereof.

Section 16.                                   No Waiver; Cumulative Remedies.  No failure to exercise and no delay in exercising, on the part of the Escrow Agent or the Buyer, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privilege provided by law.

Section 17.                                   Counterparts.  This Agreement may be executed in two or more counterparts including telefax transmission thereof (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

Section 18.                                   Binding Effect; Assignment; Third-Party Beneficiaries.  This Agreement shall inure to the benefit of and the obligations thereunder shall be binding upon the parties hereto and their respective successors and permitted assigns.  This Agreement is not assignable by the Seller without the prior written consent of the Escrow Agent, the Buyer and the Deal Agent.  Simultaneously with the execution and delivery of this Agreement, the Buyer shall assign all of its right, title and interest herein to the Deal Agent, as agent for the Secured Parties, under the Loan Funding Agreement as provided in the Loan Funding Agreement, to which assignment the Seller hereby expressly consents.  The Seller agrees that the Deal Agent, as agent for the Secured Parties under the Loan Funding Agreement, shall be a third-party beneficiary hereof.  The Deal Agent, as agent for the Secured Parties under the Loan Funding Agreement, may enforce the provisions of this Agreement, exercise the rights of the Buyer and enforce the obligations of the Seller hereunder as provided in the Loan Funding Agreement.

Section 19.                                   Attorney-in-Fact.  The Seller hereby irrevocably appoints the Escrow Agent, as the Seller’s attorney-in-fact, with full authority in the place and stead of the Seller and in the name of the Seller or otherwise, from time to time in Escrow Agent’s discretion, to take any action and to execute any instrument that the Escrow Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to file any claims or take any action or institute any proceedings that the Escrow Agent may deem necessary or desirable for the collection of any of the Pledged Supplemental Interests.  It is understood and agreed that the appointment of the Escrow Agent as attorney-in-fact of the Seller for the purposes set forth above is coupled with an interest and is irrevocable.  With respect to any action taken pursuant this Section, the Escrow Agent shall not be liable for any acts of omission or commission nor for any misconduct other than its gross negligence or willful misconduct.

Section 20.                                   Waiver of Set-Off.  With respect to any amounts payable by the Seller or the Buyer hereunder, Escrow Agent hereby expressly waives any right to set-off that it may have (or to which it may became entitled) against the Seller, the Buyer or any of their respective assets.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

AMERICAN CAPITAL STRATEGIES, LTD.

By
Name: John Erickson
Title: Executive Vice President, Chief Financial Officer and Secretary

2 Bethesda Metro Center, 14th Floor
Bethesda, Maryland 20814
Attention: Compliance Officer
Facsimile No.: (301) 654-6714
Confirmation No.: (301) 951-6122

ACS FUNDING TRUST I

By
Name: Malon Wilkus
Title: Beneficiary Trustee

2 Bethesda Metro Center, 14th Floor
Bethesda, Maryland 20814
Attention: Malon Wilkus, Beneficiary Trustee
Facsimile No.: (301) 654-6714
Confirmation No.: (301) 951-6122

[Signatures Continued on the Following Page.]

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WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION

By
Name:
Title:

Sixth and Marquette Avenue
Minneapolis, MN 55479-0070
Attention: Corporate Trust Services
Asset-Backed Administration
Facsimile No.: (612) 667-3539
Confirmation No.: (612) 667-8058

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